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                                                                    Exhibit 10.6


                              CONSULTING AGREEMENT

      THIS AGREEMENT is made August 12, 2004, between Universal Am-Can, Ltd., a Delaware corporation ("Buyer") and Angelo A. Fonzi (the "Consultant").

                                   BACKGROUND

      WHEREAS, Consultant has contemporaneously herewith sold all of his stock (the "Stock") in AFA Enterprises, Inc. ("AFA"), a Pennsylvania corporation, and all of his personal goodwill in the transportation business (the "Personal Goodwill") to Buyer (the "Acquisition"); and

      WHEREAS, Buyer desires to engage Consultant to assist in the transition of ownership of AFA, including to cause the effective transfer of the Personal Goodwill, and Consultant agrees to accept such engagement, on the following terms,

      NOW, THEREFORE, in consideration of the foregoing, and in further consideration of the promises herein contained, Buyer and the Consultant agree:

                    SECTION 1 - RETENTION OF CONSULTANT; TERM

      Buyer hereby retains the services of Consultant, and the Consultant agrees to perform services as reasonably requested by Buyer, for a term of four (4) years from and after the Effective Date hereof, under the terms and conditions herein provided. Consultant shall be designated President Emeritus of AFA.

                 SECTION 2 - DUTIES OF CONSULTANT; COMPENSATION

      A. Consultant shall perform such services as Buyer shall reasonably request to assist with the transition of the ownership of AFA, and the Personal Goodwill, from Consultant to Buyer. Consultant shall join Buyer in announcing the Acquisition, and in introducing Buyer to all Key Relationships (as hereafter defined). Consultant shall use his best efforts to perform his duties in a prompt and competent manner as and when reasonably requested by Buyer. Consultant's duties shall include, without limitation, using his best efforts to assist in the aspects

                                  EXHIBIT B-1

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of the ownership and operational transition of AFA and its subsidiaries, and of the Personal Goodwill, as each relates to operations and to relationships with key employees, commission and other agents (collectively, "agents"), fleet owners, owner-operators and customers of AFA and/or its subsidiaries (the "Key Relationships"). In this regard, Consultant shall use his best efforts to cause the Key Relationships to remain intact following the Acquisition. In particular, Consultant, at such times and frequency as are mutually agreeable to Consultant and Buyer: (a) shall participate in joint visits with such agents, fleet owners, owner-operators and customers as Buyer may reasonably request, and (b) shall consult with Buyer by telephone as reasonably requested by Buyer.

      In addition, Consultant shall attend such AFA company meetings as may be, from time to time reasonably required by Buyer upon reasonable notice, and shall use his best efforts to serve as a public relations ambassador for Buyer and AFA at such times and frequency as are mutually agreeable to Consultant and Buyer. Any such company meeting shall be at such location as the Buyer may designate. Except as may be reasonably necessary with respect to the participation in company meetings or on joint visits with agents, fleet owners, owner-operators and customers, it is understood that Consultant shall otherwise be rendering services hereunder from his home office. Consultant shall maintain reasonable availability to perform his services hereunder at such times and with such frequency during the term hereof as are mutually agreeable to Consultant and Buyer.

      B. In consideration of such services, Buyer shall pay to Consultant the sum of Ten Thousand Dollars ($10,000) per month, such payments to commence on the Effective Date of the Purchase Agreement between Consultant and the predecessor to Buyer ("the Purchase Agreement") and continue for a period of twelve (12) months and thereafter Buyer shall pay to Consultant the sum of Five Thousand ($5,000) Dollars per month during years two through four of the term hereof, with the payment for any portion of a month to be prorated in accordance with this Section.

      C. During the term of this Agreement, Consultant shall be entitled to use of the 2003 leased Mercedes, currently used by Consultant, the rental for which shall be paid by Buyer, including reimbursement for fuel, insurance and all other automobile expenses, until the earlier of the expiration of the term hereof or the term of such lease. Upon expiration of the lease for

                                  EXHIBIT B-2
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the 2003 Mercedes, if prior to the expiration of the term hereof, Consultant shall receive a Four Hundred ($400) Dollar per month automobile allowance until the term of this Agreement has expired.

      D. Consultant shall be reimbursed for all bona fide business expenses incurred by Consultant in performing services hereunder, upon presentation of receipts and other appropriate documentation therefor.

      E. Buyer shall provide medical insurance for Consultant's spouse (but not Consultant) during the term hereof.

      F. Notwithstanding any language contained herein to the contrary, the term of this Agreement shall terminate upon Consultant's death or in the event he is unable to provide services hereunder due to his illness, accident or injury, for any period of 90 consecutive days, and in such event, Buyer shall have no further obligations to Consultant from and after such termination.

                       SECTION 3 - INDEPENDENT CONTRACTOR

      Consultant is not an employee of Buyer for any purpose whatsoever but is an Independent Contractor. Buyer is interested only in the results obtained by Consultant, who shall have control of the manner and means of performing under this Agreement. Consultant shall pay all income and other taxes with respect to the amounts payable to Consultant hereunder, and shall defend, indemnify and hold harmless Buyer with respect thereto.

                              SECTION 4 - AUTHORITY

      Consultant acknowledges and agrees, except as specifically authorized by Buyer, that he has no authority to enter into agreements for and on behalf of Buyer, AFA or any subsidiary of AFA, and no authority to bind any of them in any way whatsoever.

                      SECTION 5 - CONFIDENTIAL INFORMATION

      Consultant shall keep secret and confidential all Confidential Information of Buyer, AFA or any subsidiary of AFA, and shall not use or disclose such Confidential Information, either during or at any time after the term of this Agreement, without the express written consent of

                                  EXHIBIT B-3
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Buyer. For purposes of this Section 5, "Confidential Information" shall mean information not generally known about Buyer (or its parent corporation, Universal Truckload Services, Inc or any other subsidiary thereof), AFA or any subsidiary of AFA which is disclosed or becomes known to Consultant as a consequence of or through his activities under this Agreement, or prior relationships with AFA and its subsidiaries or his prior use of the Personal Goodwill, including but not limited to, matters of a technical nature, such as "know how", innovations, discoveries, methods, software programs, service methodologies, research projects and methods; matters of a business nature, such as information about costs, profits, markets, sales, business processes, computer programs, accounting methods, information systems, and business, financial or financing plans and reports (whether or not disclosed to a government agency); the identity of specific current or potential employees or independent contractors (including owner-operators and fleet owners); the identity of commission and other agents and the identity of business relationships with specific persons and specific business organizations; as well as all information protectable as trade secrets, including unpublished financial statements, budgets, projections, prices, costs, customer and supplier lists and training and promotional materials; and any other information of a similar nature. Upon the termination of this Agreement, Consultant shall deliver to Buyer all records, including copies thereof, which contain Confidential Information, including but not limited to such documents as memoranda, notes, records, manuals, and software which has come into Consultant's possession or was obtained by Consultant subsequent to the Effective Date of this Agreement. Further, Consultant agrees not to breach any other agreement regarding Confidential Information to which he is a party in connection with the Acquisition. Nothing contained in this Section is intended to prohibit Seller from using such Proprietary Information concerning the Corporate Group as may be required for Seller, its accountants and other representatives to prepare, file and support any tax returns and other necessary documents applicable to periods on and prior to the Effective Date of the Purchase Agreement.

                          SECTION 6 - INJUNCTIVE RELIEF

      Consultant agrees that a breach or threatened breach of Section 5 of this Agreement may result in irreparable injury to Buyer, and therefore, in addition to all other remedies provided by

                                  EXHIBIT B-4
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law, Consultant consents that Buyer shall be entitled to an injunction to prevent a breach or threatened breach of any of the obligations contained herein.

                           SECTION 7 - EFFECTIVE DATE

      This Consulting Agreement will become effective on the Effective Date of the Purchase Agreement. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought, exclusively, against any of the parties in the courts of the State of Michigan, County of Macomb, or the Commonwealth of Pennsylvania, located in Alleghany County, Pennsylvania or if it has or can acquire jurisdiction, in the United States District Court located in either Detroit, Michigan or Pittsburgh, Pennsylvania, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

                               SECTION 8 - NOTICES

      All notices, requests, demands and other communications hereunder, shall be in writing, and shall be deemed to have been duly given if given in the manner set forth in the Purchase Agreement.

                            SECTION 9 - MICHIGAN LAW

      This Agreement has been made in Michigan and shall be construed in accordance with the laws of Michigan without regard to conflicts of law principles.

                            [SIGNATURE PAGE FOLLOWS]

                                  EXHIBIT B-5
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      Executed as of the date set forth above.

"Consultant"                                "Buyer"
                                            Universal Am-Can, Ltd.

/s/ Angelo A. Fonzi                         /s/ Donald B. Cochran
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Angelo A. Fonzi                             a Delaware corporation

                                            By:
                                               ---------------------------------
                                                  Its:
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                    [SIGNATURE PAGE TO CONSULTING AGREEMENT]

                                  EXHIBIT B-6